Exhibit 10.1

THE MAJESTIC STAR CASINO, LLC

MANAGEMENT INCENTIVE PLAN

Purpose and Overview:
The Management Incentive Plan is one part of the compensation package offered to its key executives by The Majestic Star Casino, LLC (the "Company"). As a key member of the management team for The Majestic Star Casino, LLC, you play an important role in the Company’s ability to achieve its goals, most notably 1) developing and maintaining quality and depth at all levels of our management team; 2) attaining the top position in the markets we serve; and, 3) maintaining a high level of guest service.

The Management Incentive Program is designed to:
❑	Encourage and reward the attainment of performance results, which extend beyond your essential job responsibilities;
❑	Encourage fiscal responsibility and reward achievement of the Company’s realistic and attainable fiscal year EBITDA;
❑	Maintain the Company’s commitment to quality guest service;
❑	Retain and recruit talented and forward-thinking key managers who are essential to the continued growth and success of the Company; and
❑
Establish individual non-financial performance objectives, which are developed by the plan participants and their managers, with a year-end evaluation designed to measure the individual accomplishments.

What is the Intent of the Plan:
Provide executives with a competitive annual incentive that is tied to their position and base compensation.

Recognize and reward executives on the overall financial success of the Company.

Provide an incentive to executives to achieve a higher individual performance level in critical business areas which are not necessarily measured by financial performance, such as succession planning and development of staff.

Incentive Plan Highlights:
The Management Incentive Plan is built on “success.” The greater the success of the Company, the greater the reward.

At the beginning of each year, each property will set an aggressive but attainable financial target, which will be based on budgeted EBITDA (including the estimate for the bonus).

Also, at the beginning of each year, plan participants will establish, with their managers, their non-financial individual performance goals, which will be reviewed at the end of each year in order to evaluate the level of success as it pertains to their individual performance accomplishments.

Bonuses for eligible corporate executives will be measured by the properties' combined actual EBITDA to combined budgeted EBITDA, along with the accomplishments achieved with each executive's non-financial performance goals.

Bonuses for eligible property executives will be measured by their own property’s actual EBITDA to budgeted EBITDA along with each executive's non-financial performance goals.

Target Bonus Award
The target bonus awards are a specific percentage of your base salary actually earned during the plan year. Target bonus awards are determined by your position as outlined below:

Eligible Property Positions	Bonus Target	Property-Wide Financial Performance	Individual Goal Accomplishments
General Managers	30%	70%	30%
Vice Presidents	30%	60%	40%
Directors	20%	60%	40%
Managers	5%	50%	50%

Eligible Corporate Positions	Bonus Target	Company-Wide Financial Performance	Individual Goal Accomplishments
EVP/Chief Operating Officer	50%	70%	30%
EVP Strategic Initiatives	30%	50%	50%
VP & Chief Financial Officer	30%	60%	40%
VP & Legal Counsel	30%	50%	50%
VP of Project Development	30%	50%	50%
VP of Human Resources	30%	60%	40%
VP of Marketing	30%	60%	40%
VP of Info Technology	30%	60%	40%
VP of Internal Audit	30%	50%	50%
Directors	20%	40%	60%
Managers	5%	30%	70%

The President and Chief Executive Officer is not participating in the plan.

Increase or Decrease in Bonus Awards
The amount of your “financial performance” bonus will increase if actual EBITDA is above budgeted EBITDA and decrease if actual EBITDA is below budgeted EBITDA. The table below indicates the amount of the  decrease in the “financial performance” portion of your bonus award.

ACTUAL EBITDA AS % OF BUDGET	BONUS PAYOUT AS % OF BONUS TARGET
100	100
99	98
98	96
97	94
96	92
95	90
94	87
93	84
92	81
91	78
90	75
89	70
88	65
87	60
86	55
85	50
84	-0- NO BONUS

IF A PROPERTY’S ACTUAL EBITDA, OR COMBINED EBITDA FOR CORPORATE BONUS PURPOSES, EXCEEDS BUDGETED EBITDA, THEN 25% OF THE AMOUNT OF ACTUAL EBITDA THAT EXCEEDS BUDGETED EBITDA WILL BE APPLIED TO THE BONUS POOL FOR THAT PARTICULAR PROPERTY OR CORPORATE AND DISTRIBUTED ON A WEIGHTED AVERAGE BASIS.

Property Example:
Joe Smith holds the position of a vice-president, and his base compensation actually received for the year is $75,000. Assume the budgeted EBITDA for the year is $20,000,000 and at the end of the year, actual EBITDA is $18,000,000. Joe’s target bonus award is 30%; the decrease as a percentage to the budgeted EBITDA is 10%. Therefore, the bonus payout is 75%. Joe’s bonus is calculated as follows assuming he met his individual goals as well:

30%	x	$75,000	=	$22,500	x	60% (Financial Performance)	=	$13,500	x	75%	=	$10,125

30%	x	$75,000	=	$22,500	x	40% (Individual Goals)	=	$9,000	x	100%	=	$9,000

Thus, Joe receives a bonus of $10,125 + $9,000 = $19,125.

Corporate Example:
Sally Jones holds the position of a vice-president, and her base compensation actually received for the year is $150,000.  Assume the budgeted EBITDA for the year for each of the four properties is $99,000,000 and at the end of the year, the properties combined EBITDA is $89,000,000. Sally’s target bonus award is 30%, but it will be calculated as follows assuming she met her individual goals as well:

30%	x	$150,000	=	$45,000	x	60% (Financial Performance)	x	75%	=	$20,250
30%	x	$150,000	=	$45,000	x	40% (Individual Goals)	x	100%	=	$18,000

Sally’s bonus award is $18,000 + $20,250 = $38,250.

Eligibility:
To be eligible to receive a bonus, you must
1)	be a full-time employee and in a bonus-eligible position
2)	be an employee in an eligible position before October 1st of the plan year
3)	be an active employee at the time bonuses are distributed.

If the Company terminates a bonus-eligible executive other than “for cause,” the executive shall receive his/her bonus within 30 days of the executive’s last day of employment. The appropriate bonus will be calculated by determining the applicable EBITDA by aggregating actual EBITDA from January 1 of the current year through the employee’s last full month of employment, plus the budgeted EBITDA for the remaining months of the plan year and comparing this to budgeted EBITDA for the full plan year. No bonus payment will be made under the individual goals component of the Management Incentive Plan.

In the event the executive does not have an employment agreement, which takes precedence as it relates to the definition of “for cause,” “for cause” shall mean (i) any act or omission of executive constituting fraud, dishonesty, negligence or malfeasance; (ii) executive’s failure to meet the reasonable expectations of the Company in the performance of the executive’s assigned duties or responsibilities; or, (iii) executive’s violation of company policies or procedures.

FOR THE INDIVIDUAL PROPERTIES:
THE FINANCIAL PERFORMANCE OF THE PROPERTY MUST BE MET PRIOR TO THE DISTRIBUTION OF ANY PORTION OF THE BONUS AWARD. AS LONG AS 85% OF THE BUDGETED EBITDA IS MET, THE NON-FINANCIAL PORTION OF THE BONUS IS ELIGIBLE TO BE PAID OUT UP TO 100%.

FOR THE CORPORATE OFFICE:
IF THE COMBINED PROPERTY EBITDA (AS DESCRIBED ON PAGE 2) DOES NOT ACHIEVE AT LEAST 85% OF THE BUDGETED AMOUNTS, THE INDIVIDUAL GOALS COMPONENT OF THE BONUS IS NOT ELIGIBLE TO BE PAID OUT. THE NON-FINANCIAL PORTION OF THE BONUS AWARD IS NOT DEPENDENT ON ACHIEVING AT LEAST 85% OF BUDGETED EBITDA. THEREFORE, IF AT LEAST 85% OF BUDGETED EBITDA IS NOT ACHIEVED, THE NON FINANCIAL PORTION IS STILL ELIGIBLE TO BE PAID OUT UP TO 100%.

ANY EXCEPTIONS MADE TO PAY OUT BONUSES ABOVE AND BEYOND THE PLAN DESIGN WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS.

Promotions/Transfers:
Executives who are promoted into a bonus-eligible position before October 1 of the plan year will receive bonus awards. Awards will be calculated on a pro-rated basis.

Executives who are promoted from one bonus-eligible position into another bonus-eligible position will have their bonus award percentage calculated by using their actual earnings during the 12-month plan year, but their bonus target percentage will be pro-rated based on the number of months employed in each position.

Bonus Pay Out Timetable:
The bonus will be paid out in one distribution, which will be in March following the plan year ending on December 31. However, if the properties/corporate reach 90% of the budgeted EBITDA (using November actuals and budgeted EBITDA for December), one half of the bonus target for the “financial performance” portion only will be paid in December of the plan year, and the balance based on actual results will be distributed in the month of March following the plan year.